Exhibit 99.1

Press Release

For more information contact:

Media Relations: Wade Coleman Director, Public Relations Fiserv, Inc. 678-375-1210 wade.coleman@fiserv.com	Investor Relations: Eric Nelson Vice President, Investor Relations Fiserv, Inc. 262-879-5350 eric.nelson@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2013 Results

4 percent adjusted internal revenue growth for the quarter;

Adjusted EPS increases 18 percent to $1.50;

Free cash flow increases 22 percent for the first six months;

Full year 2013 revenue and earnings guidance affirmed

Brookfield, Wis., July 30, 2013 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the second quarter of 2013.

GAAP revenue in the second quarter was $1.20 billion compared with $1.09 billion in the second quarter of 2012. Adjusted revenue was $1.14 billion in the second quarter compared with $1.02 billion in 2012, an increase of 12 percent. For the first six months of 2013, GAAP revenue was $2.35 billion compared with $2.18 billion for the first six months of 2012. Adjusted revenue was $2.22 billion in the first half of 2013 compared with $2.04 billion in the same period in 2012, an increase of 9 percent.

GAAP earnings per share from continuing operations in the second quarter was $1.13 compared with $1.17 in the second quarter of 2012. GAAP earnings per share from continuing operations for the first six months of 2013 was $2.00, which included Open Solutions merger and integration expenses of $0.27 per share, compared with $2.11 for the first six months of 2012.

Adjusted earnings per share from continuing operations in the second quarter increased 18 percent to $1.50 compared with $1.27 in 2012. Adjusted earnings per share from continuing operations in the first six months of 2013 increased 16 percent to $2.83 compared with $2.45 in 2012.

“Our strong second quarter results included revenue and earnings acceleration in-line with our full-year expectations,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Performance was led by 7 percent adjusted internal revenue growth in our Payments segment, solid sales and excellent free cash flow.”

Press Release

Second Quarter 2013

•	Adjusted revenue grew 12 percent in the quarter to $1.14 billion and increased 9 percent year-to-date to $2.22 billion over the prior year periods.

•	Adjusted internal revenue growth in the quarter was 4 percent for the company, driven by 7 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•

Adjusted internal revenue grew 2 percent for the first six months of 2013, with 4 percent growth in the Payments segment. Financial segment adjusted internal revenue was flat compared to the first six months of 2012.

•	Adjusted earnings per share increased 18 percent in the quarter to $1.50 and increased 16 percent in the first six months of 2013 to $2.83, as compared to the prior year periods.

•	Free cash flow grew 22 percent in the first six months of 2013 to $359 million compared with $294 million in the prior year period.

•

Adjusted operating margin was 30.5 percent in the quarter, an increase of 110 basis points compared to the second quarter of 2012, and increased 50 basis points to 29.5 percent in the first six months of 2013, compared with the prior year period.

•	Sales performance year-to-date is up 9 percent compared with the first half of 2012.

•	The company signed five new DNATM account processing clients in the quarter and 10 for the first half of the year.

•	The company received a $122 million cash distribution in the quarter from StoneRiver Group, L.P. (“StoneRiver”), a joint venture in which the company owns a 49% interest.

•

The company repurchased 2.3 million shares of common stock in the quarter for $204 million and 3.1 million shares through June 30, 2013 for $271 million. As of June 30, 2013, the company had 2.4 million shares remaining under its current share repurchase authorization.

•	The company signed 98 Mobiliti™ clients in the quarter, for a total of 188 for the year, and has added nearly 1,600 mobile banking clients to date.

•	The company signed 64 Popmoney® clients in the quarter and the network now includes nearly 2,000 financial institutions.

•	The company signed 71 electronic bill payment clients and 38 debit processing clients in the quarter.

Outlook for 2013

Fiserv continues to expect 2013 adjusted revenue growth to be in excess of 10 percent, adjusted internal revenue growth to be in a range of 3 to 4 percent, and adjusted earnings per share to be in a range of $5.84 to $6.03, which represents growth of 15 to 19 percent over 2012.

“We are pleased with our performance in the quarter and believe we are on track to achieve our 2013 financial objectives,” said Yabuki.

Earnings Conference Call

The company will discuss its second quarter 2013 results on a conference call and webcast at 4 p.m. CT on Tuesday, July 30, 2013. To register for the event, go to www.fiserv.com and click on the Q2 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is a leading global technology provider serving the financial services industry, driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Press Release

Non-GAAP Financial Measures and Other Information

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance costs, merger costs, certain integration expenses related to acquisitions and certain discrete tax benefits. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding the impact of acquisitions and dispositions and postage reimbursements in our Output Solutions business and includes deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

The results for 2013 include the acquisition of Open Solutions since January 14, 2013. The company divested its Club Solutions business on March 14, 2013. Accordingly, the financial results of Club Solutions are reported as discontinued operations for all periods presented.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue, adjusted internal revenue, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy,

Press Release

including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers; legislative and regulatory actions in the United States and internationally, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations; the company’s ability to successfully integrate acquisitions, including Open Solutions, into its operations; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s strategic initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue
Processing and services	$1,015	$904	$1,981	$1,802
Product	183	183	369	382

Total revenue	1,198	1,087	2,350	2,184

Expenses
Cost of processing and services	523	471	1,045	965
Cost of product	157	155	347	314
Selling, general and administrative	245	204	474	409

Total expenses	925	830	1,866	1,688

Operating income	273	257	484	496
Interest expense—net	(41)	(38)	(82)	(81)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	232	219	402	415
Income tax provision	(81)	(60)	(139)	(127)
Income from investment in unconsolidated affiliate	1	3	6	6

Income from continuing operations	152	162	269	294
Loss from discontinued operations	(1)	(1)	(1)	(1)

Net income	$151	$161	$268	$293

GAAP earnings (loss) per share—diluted:
Continuing operations	$1.13	$1.17	$2.00	$2.11
Discontinued operations	(0.01)	(0.01)	(0.01)	—

Total	$1.13	$1.17	$1.99	$2.10

Diluted shares used in computing earnings per share	134.3	137.8	134.7	139.1

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
GAAP income from continuing operations	$152	$162	$269	$294
Adjustments:
Merger and integration costs [1]	16	2	56	5
Severance costs	3	—	12	12
Amortization of acquisition-related intangible assets	55	40	103	80
Tax impact of adjustments [2]	(26)	(15)	(60)	(35)
Write-off of deferred financing costs by StoneRiver [3]	2	—	2	—
Tax benefit [4]	—	(14)	—	(14)

Adjusted income from continuing operations	$202	$175	$382	$342

GAAP earnings per share from continuing operations	$1.13	$1.17	$2.00	$2.11
Adjustments—net of income taxes:
Merger and integration costs [1]	0.08	0.01	0.27	0.02
Severance costs	0.02	—	0.06	0.06
Amortization of acquisition-related intangible assets	0.27	0.19	0.50	0.37
Write-off of deferred financing costs by StoneRiver [3]	0.01	—	0.01	—
Tax benefit [4]	—	(0.10)	—	(0.10)

Adjusted earnings per share	$1.50	$1.27	$2.83	$2.45

[1]

Merger and integration costs in 2013 are attributable to the acquisition of Open Solutions and are primarily the result of a non-cash impairment charge of $30 million, or $ 0.14 per share, in the first quarter of 2013 associated with the replacement of the company’s Acumen® account processing platform with the DNA™ account processing platform. Merger and integration costs also include deferred revenue purchase accounting adjustments and integration costs associated with the acquisition.

[2]	The tax impact is calculated using tax rates of 35 percent and 36 percent in 2013 and 2012, respectively, which approximate the company’s annual effective tax rates for the applicable periods.
[3]	Represents the company’s share of a non-cash write-off of deferred financing costs in the second quarter associated with the recapitalization of StoneRiver.
[4]	The tax benefit in 2012 represents certain discrete income tax benefits related to prior years recognized for GAAP purposes that have been excluded from adjusted earnings per share.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Total Company
Revenue	$1,198	$1,087	$2,350	$2,184
Output Solutions postage reimbursements	(64)	(71)	(138)	(145)
Open Solutions deferred revenue adjustment	6	—	12	—

Adjusted revenue	$1,140	$1,016	$2,224	$2,039

Operating income	$273	$257	$484	$496
Merger and integration costs	16	2	56	5
Severance costs	3	—	12	12
Amortization of acquisition-related intangible assets	55	40	103	80

Adjusted operating income	$347	$299	$655	$593

Operating margin	22.8%	23.6%	20.6%	22.7%
Adjusted operating margin	30.5%	29.4%	29.5%	29.0%
Payments and Industry Products (“Payments”)
Revenue	$626	$596	$1,243	$1,204
Output Solutions postage reimbursements	(64)	(71)	(138)	(145)

Adjusted revenue	$562	$525	$1,105	$1,059

Operating income	$179	$157	$345	$315

Operating margin	28.7%	26.4%	27.8%	26.2%
Adjusted operating margin	32.0%	29.9%	31.2%	29.7%
Financial Institution Services (“Financial”)
Revenue	$584	$502	$1,133	$1,003
Open Solutions deferred revenue adjustment	6	—	12	—

Adjusted revenue	$590	$502	$1,145	$1,003

Operating income	$186	$163	$347	$314
Merger and integration costs	5	—	9	—

Adjusted operating income	$191	$163	$356	$314

Operating margin	31.9%	32.5%	30.6%	31.3%
Adjusted operating margin	32.4%	32.5%	31.1%	31.3%
Corporate and Other
Revenue	$(12)	$(11)	$(26)	$(23)

Operating loss	$(92)	$(63)	$(208)	$(133)
Merger and integration costs	11	2	47	5
Severance costs	3	—	12	12
Amortization of acquisition-related intangible assets	55	40	103	80

Adjusted operating loss	$(23)	$(21)	$(46)	$(36)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities
Net income	$268	$293
Adjustment for discontinued operations	1	1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	97	93
Amortization of acquisition-related intangible assets	103	80
Share-based compensation	26	25
Deferred income taxes	(26)	(2)
Non-cash impairment charge	30	—
Dividend from unconsolidated affiliate	6	—
Other non-cash items	(12)	(16)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	13	61
Prepaid expenses and other assets	(45)	(42)
Accounts payable and other liabilities	(40)	(88)
Deferred revenue	(24)	(25)

Net cash provided by operating activities	397	380

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(110)	(101)
Payment for acquisition of business, net of cash acquired	(16)	—
Dividend from unconsolidated affiliate	116	—
Net proceeds from sale of investments	—	6
Other investing activities	—	(2)

Net cash used in investing activities	(10)	(97)

Cash flows from financing activities
Proceeds from long-term debt	1,210	156
Repayments of long-term debt	(1,444)	(138)
Issuance of treasury stock	24	52
Purchases of treasury stock	(254)	(396)
Other financing activities	7	7

Net cash used in financing activities	(457)	(319)

Change in cash and cash equivalents	(70)	(36)
Net cash flows from discontinued operations	32	1
Beginning balance	358	337

Ending balance	$320	$302

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Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	June 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$320	$358
Trade accounts receivable—net	691	661
Deferred income taxes	59	42
Prepaid expenses and other current assets	384	349
Assets of discontinued operations	—	33

Total current assets	1,454	1,443
Property and equipment—net	255	248
Intangible assets—net	2,209	1,744
Goodwill	5,231	4,705
Other long-term assets	285	357

Total assets	$9,434	$8,497

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$761	$721
Current maturities of long-term debt	2	2
Deferred revenue	410	379
Liabilities of discontinued operations	—	3

Total current liabilities	1,173	1,105
Long-term debt	3,951	3,228
Deferred income taxes	694	638
Other long-term liabilities	153	109

Total liabilities	5,971	5,080
Shareholders’ equity	3,463	3,417

Total liabilities and shareholders’ equity	$9,434	$8,497

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Fiserv, Inc.

Selected Non-GAAP Financial Measures

(In millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Payments Segment	7%	4%
Financial Segment	2%	0%

Total Company	4%	2%

[1]

Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding the impact of acquisitions and dispositions (“acquired revenue”), for the current period divided by adjusted revenue from the prior year period. Acquired revenue was $80 million and $145 million for the second quarter and the first six months of 2013, respectively, which was all in the Financial segment.

Free Cash Flow [2]	Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities	$397	$380
Capital expenditures	(110)	(101)
Other adjustments [3]	72	15

Free cash flow	$359	$294

[2]

Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; and other items which management believes may not be indicative of the future free cash flow of the company.

[3]

The increase in “other adjustments” in 2013 over the prior year period is primarily due to $40 million of cash payments incurred for Open Solutions transaction expenses and certain transaction-related liabilities assumed on the opening balance sheet, both of which were incurred in the first quarter.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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